EXHIBIT 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

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August 13, 2018

CoBiz Financial Inc.

1401 Lawrence Street, Suite 1200

Denver, CO 80202

Re: BOK Financial Corporation / CoBiz Financial Merger

Ladies and Gentlemen:

We have acted as counsel to CoBiz Financial Inc., a Colorado corporation (“CoBiz”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of June 17, 2018 (the “Agreement”), between BOK Financial Corporation, an Oklahoma corporation (“BOK”), BOKF Merger Corporation Number Sixteen, an Oklahoma corporation and a direct wholly-owned subsidiary of BOK, and CoBiz. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-226211) (as amended, the “Registration Statement”) filed by BOK, including the proxy statement/information statement and prospectus forming a part thereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	PALO ALTO	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.

Simpson Thacher & Bartlett LLP

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of BOK and CoBiz delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by BOK and CoBiz in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of” or based on the belief of BOK and CoBiz or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of BOK and CoBiz has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Simpson Thacher & Bartlett LLP

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the federal income tax law of the United States. No opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name under the captions “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters”.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP